UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:            (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page

Item 8.01. Other Events.	1

SIGNATURES	2

PURPOSE OF FILING

The purpose of this filing is to report that one of our executive officers has entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines.

Item 8.01. Other Events.

On February 6, 2007, Patricia A. Clifford, our Senior Vice President, Human Resources, entered into a pre-arranged trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and on terms consistent with our Executive Stock Ownership Guidelines.

In accordance with our Executive Stock Ownership Guidelines, Ms. Clifford is required, among other things, to maintain a minimum level of stock ownership equal in value to four times her annual salary. Additional details regarding our Executive Stock Ownership Guidelines as they apply to our executive officers and other members of senior management can be found in our Proxy Statement filed with the Securities and Exchange Commission on March 23, 2006 and in future Proxy Statement filings with the SEC.

Pursuant to Ms. Clifford’s trading plan, she intends to exercise options to purchase an aggregate of 14,767 shares of our Common Stock beginning in March 2007. Of the shares received upon each such exercise, the trading plan provides for the immediate sale of: (i) that number of shares necessary to satisfy the related option exercise price; (ii) that number of shares necessary to satisfy all applicable withholding taxes; and (iii) fifty percent of the net remaining shares after deducting the shares necessary to satisfy (i) and (ii). A Statement of Changes in Beneficial Ownership of Securities on Form 4 will be filed with the SEC as required in connection with transactions completed under Ms. Clifford’s trading plan.

All shares will be sold in the open market at prevailing market prices.

Ms. Clifford has adopted the trading plan at a time when she was not aware of material nonpublic information about our company. Similar plans may be adopted by our officers or directors in the future. We do not undertake to report Rule 10b5-1 plans that may be adopted by any of our officers or directors in the future, or to report any modifications or termination of any publicly announced plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ David J. Lewinter
David J. Lewinter Senior Vice President, General Counsel, Corporate Secretary & Global Reengineering

DATE: February 9, 2007